ITEM 3. BANKRUPTCY OR RECEIVERSHIP
ITEM 5. OTHER EVENTS
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported):   September 17, 2001

GENESIS WORLDWIDE INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-1997	34-4307810

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2600 Kettering Tower, Dayton, OH		45423

(Address of principal executive offices)		(Zip code)

937-910-9300
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

On September 17, 2001, Genesis Worldwide, Inc. (the “Company”) and 10 of its domestic subsidiaries (including all of its operating entities) filed a voluntary petition for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Ohio, Western Division. This case is being jointly administered under Case No. 01-36605.

ITEM 5. OTHER EVENTS

On September 17, 2001 and September 19, 2001, the Company issued the following press releases regarding the filing of a petition under U.S. Bankruptcy Code Chapter 11, the signing of an agreement to sell substantially all of the assets of the Company, and approval of first day motions:

“DAYTON, Ohio – September 17, 2001 – Genesis Worldwide, Inc. (GWOW.OB) today announced that it has executed an asset purchase agreement through which Pegasus Partners II, L.P. (Pegasus) and KPS Special Situations Fund, L.P. (KPS) will acquire substantially all the domestic assets and businesses of Genesis. The purchasers intend to operate the business through Genesis Worldwide II, Inc. as a going concern. To consummate the sale, the company also announced that it and its subsidiaries, Precision Industrial Corporation, H-V Asset Management Corporation, Herr-Voss Corporation, GenInternational, Inc., GenCoat, Inc., H-V Technical Services, Inc., GenSystems, Inc., GenSystems Services, Inc., H-V Mill Roll Services, Inc. and H-V Roll Center, Inc., have filed voluntary petitions for protection from creditors under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Ohio, Western Division. During the chapter 11 process, Genesis and all its domestic units will continue to manufacture and deliver products and provide services to customers.

Genesis also announced today it has arranged a $6 million debtor-in-possession (DIP) credit facility to be provided by Pegasus and KPS, subject to Court approval. The DIP financing will be used for employee salaries and benefits, materials and services from vendors, ongoing operating expenses and other working-capital requirements necessary to fund the company’s operations through the closing of the sale. “For the reassurance of our customers and our employees, we are pleased to have entered into a definitive agreement with these buyers, and look forward to a smooth and swift conclusion to the sale process. This new company will be well capitalized with significant liquidity and resources,” said Richard Clemens, President and Chief Executive Officer, Genesis Worldwide. “The chapter 11 filing together with the DIP financing should allow Genesis to operate with no interruption of business, and to satisfy our ongoing obligations to customers while we finalize the sale process.”

Under the terms of the current sale agreement, Pegasus and KPS will pay cash, issue a secured subordinated note and equity interests, and assume certain liabilities. The sale proceeds will be distributed among the company’s creditors, subject to Bankruptcy Court approval following the closing of the “Section 363” sale (so-named because it is described in that section of the U.S. Bankruptcy Code).

Clemens said that the continuing economic downturn in the metals industry, highlighted by reduced capital expenditures in manufacturing, as well as the company’s debt load, eventually resulted in a decision that a chapter 11 filing was the best course of action. Genesis has been in violation of loan covenants since September 2000.

Terms of the transaction will be included in filings made with the bankruptcy court today. In accordance with Section 363 of the Bankruptcy Code, other companies at a later date will have an opportunity to submit bids through a court-supervised bidding process. Today, Genesis filed motions with the bankruptcy court to approve the sale, and the court will assign a deadline for the submission of other bids as well as a date for the auction at which the successful bid would be approved. Among other filings, Genesis is asking the Bankruptcy Court to require competitive bids for all of the assets to have a value of not less than $22.5 million, including cash consideration of at least $2 million, plus the assumption of liabilities. Genesis will also ask the court for authority to sell its assets on a divisional basis.

Pegasus Partners II, L.P. is a $575 million private equity fund that makes control investments in middle market companies that are at points of stress or significant change. Its investments are typically made through buyouts, restructurings, and purchases made out of bankruptcy. KPS Special Situations Fund, L.P. (www.kpsfund.com), founded and managed by Eugene Keilin, Michael Psaros and David Shapiro, is a New York City-based private equity fund with over $210 million in committed capital. KPS is focused on constructive investing in turnarounds, restructurings and other special situations, often in partnership with employees and senior managers. KPS seeks to realize significant capital appreciation by making controlling equity investments in companies engaged in basic manufacturing and service industries challenged by the need to effect immediate and significant change. This transaction will be the third bankruptcy-related acquisition recently completed by KPS.

Genesis Worldwide, Inc. engineers and manufactures high quality metal coil processing and roll coating and electrostatic oiling equipment in the United States. The Company also provides mill roll reconditioning, texturing and grinding services in addition to its rebuild, repair and spare parts business.

This news release contains various forward-looking statements, involving risks and uncertainties, which could cause actual results to differ materially from these statements. These risks include, but are not limited to, changes in economic conditions, interest rates, price and product offering competition from domestic and foreign entities, customer purchasing patterns, labor costs, product liability issues and other legal claims and governmental regulatory issues. Words identifying forward-looking statements include “plan,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate” and other expressions that are predictions or indications of future events or trends that do not relate to historical matters.”

DAYTON, Ohio – September 19, 2001 – Federal Bankruptcy Court Judge Thomas Waldron today approved first day motions presented by Genesis Worldwide, Inc. (GWOW.OB), including interim approval of the company’s $6.0 million debtor-in-possession credit facility. The Court also approved orders allowing the company to continue to pay salaries, wages, pensions, and other benefits to its employees thereby ensuring its ability to manufacture and deliver products and provide services to customers.

The company and 10 of its subsidiaries filed on Wednesday, September 17 for chapter 11 protection.

Genesis Worldwide, Inc. engineers and manufactures high quality metal coil processing and roll coating and electrostatic oiling equipment in the United States. The Company also provides mill roll reconditioning, texturing and grinding services in addition to its rebuild, repair and spare parts business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENESIS WORLDWIDE INC.

Date:	September 24, 2001	By:	/s/ Karl A. Frydryk

Karl A. Frydryk Vice President and Chief Financial Officer